Exhibit 10.14

LETTER AGREEMENT WITH SPONSOR

June ___, 2008

China Growth Alliance Ltd.
Room 409, 4/F Aetna Tower
107 Zunyi Road
Shanghai, 200051, China

Jesup & Lamont Securities Corporation
650 Fifth Avenue
New York, New York 10019

Re: Initial Public Offering

Gentlemen:

The undersigned stockholder of China Growth Alliance Ltd. (“Company”), in consideration of Jesup & Lamont Securities Corporation agreeing to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 4 hereof):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Ordinary Shares of the Company (“Ordinary Shares”) owned by it, including the Insider Shares and any IPO Shares, in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.   The undersigned will escrow its Insider Shares until the earlier of: (i) one year after the Company’s consummation of a Business Combination, (ii) three years from the effective date of the Company’s prospectus (“Prospectus”), or (iii) the consummation of a liquidation, share reconstruction and amalgamation, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target acquisition, at which time such Insider Shares will be released from escrow, unless the Company were to engage in a transaction after the consummation of its initial Business Combination that results in all of the shareholders of the combined entity having the right to exchange their Ordinary Shares for cash, securities or other property; but in each case subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

3.  (a) In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (the “Termination Date”), the undersigned will take all reasonable actions within its power as soon as reasonably practicable following the Termination Date to cause the Company to distribute to all of the public shareholders, in the manner and subject to the deductions set forth in the Prospectus. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Company’s trust account described in the Prospectus (the “Trust Account”) with respect to its Insider Shares and waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the undersigned may receive distributions from the Trust Account in respect of its IPO Shares and/or any Ordinary Shares acquired in the aftermarket.

(b) The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any by creditors, vendors, service providers and target businesses that are against the Company and/or the Trust Account, but only to the extent: (i) such claiming parties have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the Trust Account and (ii) necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account, other than amounts attributable to accrued interest.

4.  As used herein, (i) a “Business Combination” shall mean an acquisition by share reconstruction and amalgamation, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares and warrants to purchase Ordinary Shares of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the Ordinary Shares of the Company issued in the Company’s IPO.

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If the foregoing terms and conditions are acceptable to you, kindly indicate your acceptance below, whereupon this letter shall be a binding legal agreement among us.

FAIR VALUE CAPITAL LTD.

By:
Name:
Title:

Accepted and Agreed:

CHINA GROWTH ALLIANCE LTD.

By:
Name:
Title:

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